THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 04, 2015 / 1:30PM GMT OVERVIEW: Co. reported 4Q14 net sales of $1.120b and adjusted non-GAAP diluted EPS of $1.15. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

CORPORATE PARTICIPANTS

Brian Logan *Abercrombie & Fitch Co. - VP Finance & Controller*

Arthur Martinez *Abercrombie & Fitch Co. - Executive Chairman*

Joanne Crevoiserat *Abercrombie & Fitch Co. - EVP & CFO*

Jonathan Ramsden *Abercrombie & Fitch Co. - EVP & COO*

Christos Angelides *Abercrombie & Fitch Co. - President of A&F and abercrombie kids*

Fran Horowitz *Abercrombie & Fitch Co. - President of Hollister*

CONFERENCE CALL PARTICIPANTS

Lindsay Drucker Mann *Goldman Sachs - Analyst*

Susan Anderson *FBR Capital Markets - Analyst*

Thomas Filandro *Susquehanna Financial - Analyst*

Randy Konik *Jefferies & Company - Analyst*

Simeon Siegel *Nomura Asset Management - Analyst*

Kimberly Greenberger *Morgan Stanley - Analyst*

Marni Shapiro *The Retail Tracker - Analyst*

Oliver Chen *Cowen and Company - Analyst*

Tracy Kogan *Wells Fargo Securities - Analyst*

Dana Telsey *Telsey Advisory Group - Analyst*

Richard Jaffe *Stifel Nicolaus - Analyst*

Dorothy Lakner *Topeka Capital Markets - Analyst*

Betty Chen *Mizuho Securities - Analyst*

Mark Altschwager *Robert W. Baird - Analyst*

Janet Kloppenburg *JJK Research - Analyst*

Rick Patel *Stephens Inc. - Analyst*

Emmanuel Raymond *Nomura Asset Management - Analyst*

John Morris *BMO Capital Markets - Analyst*

PRESENTATION

Operator

Good day and welcome to the Abercrombie & Fitch fourth-quarter fiscal year 2014 earnings call. Today's call is being recorded. (Operator Instructions). At this time I would like to turn the conference over to Brian Logan. Mr. Logan, please go ahead.

Brian Logan - *Abercrombie & Fitch Co. - VP Finance & Controller*

Good morning and welcome to our fourth-quarter earnings call. Earlier this morning we released our fourth-quarter sales and earnings, income statement, balance sheet, store opening and closing summary and an updated financial history.

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Please feel free to reference these materials which are available on our website. Also available on our website is an investor presentation which we will be referring to in our comments during this call. Today's earnings call is being recorded and the replay may be accessed through the Internet at Abercrombie.com under the Investors section. The call is scheduled for one hour. Joining me today are Arthur Martinez, Executive Chairman; Jonathan Ramsden, Chief Operating Officer; and Joanne Crevoiserat, Chief Financial Officer. Also joining me today are Christos Angelides, President of A&F and abercrombie kids; and Fran Horowitz, President of Hollister, who will be available to answer questions. Before we begin I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. After our prepared comments this morning we will be available to take your questions for as long as time permits. With that I hand the call over to Arthur for some opening remarks. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thank you, Brian. Good morning, everyone, and thank you for joining us today. I would like to make a few brief introductory remarks this morning. First, it is clear that our Company has gone and is going through a period of significant transition as we respond to major changes and challenges in the macro environment. In 2014 we reconstituted the Board of Directors, with seven new directors all with significant retail experience. We initiated a transformational change to a brand driven organization, recruited two highly skilled brand presidents to lead that transformation and of course Mike Jeffries departed at the end of the year. While our efforts may take some time to show meaningful results, the Board of Directors and management are fully aligned in being confident that we are taking the right steps to enable our brands to deliver their full potential. Strategically what are we doing? First, evolving our merchandise assortment and particularly our in-store customer experience. Rationalizing our store fleet while reinvesting in stores that should remain open. We are investing in our successful DTC and omni-channel initiatives and we are continuing to reduce expenses and making productivity a way of life for this Company. Organizationally we are completing our transition to a fully branded model, we are ensuring that the right teams are in place beneath our brand presidents to lead these brands, and we are increasing both accountability and opportunity throughout our organization. While our team is fully aware of the challenges we face, there is optimism across the organization that we are on the right track. Let me say a couple of things about 2015. As you all well know, it remains a challenging consumer and competitive environment and we expect the first half of the year to be challenging. This includes continued logo headwinds for the first two quarters and a major currency headwind throughout the year. However, we are implementing many changes that we believe will be significant in driving the business forward. And as we don't yet have total visibility as to the timing or magnitude of the impact of these initiatives, we won't be providing specific sales or EPS guidance at this point, but we do expect to resume doing so when we have greater visibility. Now I'd like to hand it over to Jonathan Ramsden, but we look forward to taking your questions later in the call. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Thanks, Arthur, and good morning, everyone. I want to start by echoing Arthur's comments about strategic and organizational changes we are making at A&F. The challenges in the current environment make these all the more important and we believe we are taking the right steps. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

A critical objective is to arrest the comp declines in both our US and international stores, many of our initiatives are targeted at that objective. These include: first, evolutions in our merchandise assortments; second, continuing the successful rollout of new Hollister storefronts. In 2014 we rolled out the new storefronts to about 50 US stores and four UK stores and we are pleased with the results. Third, improving our in-store customer experience which will be supported by a new store management incentive plan giving our store and district managers a greater stake in the performance of their stores. Fourth, continuing to grow our US outlet business. US outlet stores comparable sales were up around 20% for the quarter and we are pleased with the performance of our new stores and the margins they are achieving. Fifth, closing underperforming stores. Excluding Gilly Hicks we closed 51 US stores in 2014 bringing our cumulative closures since 2010 to around 275 stores. We expect to maintain this rate of closures and have nearly 70% of our US leases expiring over the next three years. Last, adjusting international pricing. As you know, we began a Hollister price test in the UK during the fourth quarter where we re-ticketed most of the assortment lower. Based on the test results, which were margin dollar accretive, and our most recent competitive benchmarking, we plan to roll out lower pricing across all European Hollister stores in the coming months. Investing in DTC and omni-channel is another critical component of our plans. We now have ship from store in 375 US stores and order in-store in 650 US stores, and we will continue the rollout in 2015. We are also working on adding omni-channel capabilities in Europe. We are pleased with our DTC localization efforts in Asia. Hollister DTC sales in China were up 250% for the quarter, also reflecting growing brand awareness driven by our store openings. Selective international expansion remains an important part of our plans. In the past year we have opened four stores in China including a flagship store in Shanghai and our first A&F mall-based store in Chengdu, two Hollister stores in Japan, our second Hollister store in UAE and our first A&F store in Kuwait. For 2015 we will continue opening in high-quality locations in these markets. We also continue to pursue other opportunities to increase our brand reach. During the quarter we entered a fragrance license agreement with Inter Parfums to create new perfumes and fragrance products. Inter Parfums will distribute these fragrances internationally in specialty retailers, high-end department stores and duty-free shops, and in the US in duty-free shops. While we already have a successful fragrance business, we believe that we can leverage this into a much larger global opportunity. Turning to our profit improvement initiative, cumulative savings have now reached approximately $250 million, a portion of which we have reinvested in initiatives such as DTC, omni-channel and marketing. Process and expense efficiency will be an ongoing part of our plans. Finally, our move to a branded organizational model is now complete with remaining customer and product facing functions having moved to a branded model in the past couple of months. We are confident that the aggregate effect of all of these changes will enable us to improve our performance as we go forward. I'm now going to hand it over to Joanne to go through our results for the fourth quarter and outlook for 2015. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Jonathan, and good morning, everyone. I will start with a brief recap of our fourth-quarter results and then talk about our outlook for 2015. For the quarter net sales were $1.120 billion, down 14% last year. Changes in foreign currency exchange rates versus the year ago accounted for approximately 270 basis points of the sales decline. Including direct-to-consumer total comp sales were down 10%, somewhat below expectations. By region comp sales were down 6% in the US and down 17% in international markets. By channel store comp sales were down 13%, which represents a slight sequential improvement over third quarter. However, direct-to-consumer comp sales were up 1%, a considerable deceleration 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

from the prior quarter primarily driven by the European business where site traffic was down and shipping and other promotions drove less of a benefit than in prior quarters. Within the stores channel, continued weak traffic was the primary contributor to the sales trend, particularly in Europe. By brand, comp sales were down 9% for Abercrombie & Fitch, down 6% for abercrombie kids and down to 11% for Hollister, which continues to be weighed disproportionately by European comp sales. By gender, comp sales for male outperformed female. Within male weakness in tops, particularly fleece and graphic tees, more than offset positive trends in bottoms and outerwear. Within female positive trends in jeans, dresses and outerwear were more than offset by weakness in tops. Reduced logo business continues to weigh heavily on our results contributing approximately 12 percentage points to our down 10 comp for the quarter, with non-logo business comping up slightly. The gross profit rate for the quarter was 60.9%, 190 basis points higher than last year. Benefits from lower average unit costs were partially offset by net negative effects from foreign currency exchange rates. On a constant currency basis average unit retail was up slightly year over year. Excluding pretax charges of $40 million this year and $44 million last year, adjusted non-GAAP operating expense for the quarter was $556 million, down $65 million or 10% from last year, which was on top of a $71 million reduction last year. I'd like to take a moment to review the excluded pretax charges for the quarter, which are detailed on page 5 of our investor presentation. These include $17 million of store-related asset impairment charges which includes the A&F Seoul flagship store and our two stores in Australia. The performance of our Australian stores has been disappointing, even after allowing for the seasonality challenge of operating in the southern hemisphere. We therefore decided during the quarter to activate the provision in our leases which enables us to make a country exit and close those stores around the end of fiscal 2015. As a result of this decision we also incurred lease termination charges of just over $2 million during the quarter. During the quarter we also decided to put the Company's aircraft on the market and this triggered an impairment write-down of $11 million to the estimated net sales value. We also incurred $5 million in transition costs related to the former CEO separation agreement and the current CEO selection process. Finally, we incurred $2 million in charges related to the impairment of Gilly Hicks assets as we decided during the quarter that we would wind down that business in 2015. Excluding charges overall expense savings were significantly greater than anticipated coming into the quarter due to continued tight expense management and the realization of expense savings on lower sales. On an adjusted non-GAAP basis stores and distribution expense for the quarter was $442 million, down $63 million from last year and benefited from the effects of FX. The decreased expense was driven primarily by savings in store payroll and other controllable store expenses which was partially offset by higher direct-to-consumer expense. On an adjusted non-GAAP basis marketing, general and administrative expense for the quarter was $114 million, down $1 million from last year. A decrease in compensation-related expense was partially offset by an increase in marketing expense. On an adjusted non-GAAP basis operating income for the quarter was $132 million compared to $155 million last year. And operating margins was 11.8%, roughly flat to last year. The tax rate for the quarter excluding the effect of charges was 36.5% versus 31.4% last year, reflecting a lower proportion of earnings being generated from international operations this quarter. For the quarter the Company reported adjusted non-GAAP net income per diluted share of $1.15 compared to adjusted non-GAAP net income per diluted share of $1.34 last year. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Turning to the balance sheet, we ended the quarter with $530 million in cash and cash equivalents and gross borrowings outstanding of $299 million for a net cash balance of $231 million. We also ended the quarter with total inventory at cost down 13% to last year. Moving forward we continue to expect improvement in inventory productivity and turnover. Details of our store openings for the quarter are included on page 11 of the investor presentation. At the end of the year we operated 799 stores in the US and 170 stores in Canada, Europe, Asia, Australia and the Middle East. Moving to 2015, we are providing an outlook on elements of our performance for the year. As we get greater visibility to the timing and impact of our strategic initiatives we expect to resume providing comp sales and EPS guidance. As Arthur noted earlier, foreign-currency exchange rates are expected to be a significant headwind to our results in 2015. Recasting adjusted 2014 results using current exchange rates would have reduced sales by approximately $135 million and operating income by approximately $60 million net of a benefit from inventory hedges currently in place. In addition, we expect a negative impact from reduced logo sales to modestly abate in the first half of the year and then neutralize in the second half. We expect gross margin rate to be flat to slightly up for 2015 driven by AUC reductions offset by adverse currency effects. With regard to operating expense, we expect the benefit from FX and expected savings from the profit improvement initiative to be offset by the restoration of normal incentive compensation accruals and increased investment in DTC and omni-channel. Excluded from our operating expense outlook are potential impairment and store closing charges and other potential business transformation and restructuring charges. We expect the tax rate to be in the mid-40s, which reflects erosion in European earnings including the effect of changes in foreign currency. In addition, we are projecting weighted average account of approximately 70 million shares excluding the effect of potential share buybacks. Turning to capital allocation for 2015, our philosophy remains to be highly disciplined in allocating capital to where it will derive the greatest return on a risk-adjusted basis. We are targeting capital expenditures of around $150 million for the year which are prioritized towards new stores and store updates as well as DTC and IT investments to support our growth initiatives. In 2015 we expect to roll out the new Hollister store fronts to about 50 additional stores in the US and about 20 additional stores in Europe. In addition, we plan to expand our omni-channel capabilities and are close to completion on the conversion of one of our distribution centers here in New Albany to be a dedicated direct-to-consumer facility. With regard to real estate plans for the year, we plan to open 15 full price stores in key international growth markets of China, Japan and the Middle East and four full price stores in North America. We also plan to open 11 new outlet stores in the US. In addition, we currently expect to close approximately 60 stores in the US during 2015 through natural lease expirations. With that I will hand it back over to Arthur. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thank you, Joanne. I'd like to say a final word on the selection process for a new CEO. First to tell you that the process for this selection continues at pace and there is full Board engagement in the process. We are confident that we will identify and select the right candidate and, as we have previously disclosed, we are considering both internal and external candidates. The overall process is moving at an acceptable pace, but it is important to note that these things take time and it is more important for us that we get the right person than to move quickly. The Board has a very high level of confidence in the existing leadership team within the Company during this period of time. Thank you and we are now available to take your questions. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions). Lindsay Drucker Mann, Goldman Sachs. Lindsay Drucker Mann - Goldman Sachs - Analyst I have a question about international, Jon, and it is good to hear that the initial tests that you have done about lower prices in Hollister UK are dollar margin accretive. But I actually was curious if we sort of normalize for when your hedges roll off, how should we think about the percentage margin profile of that division? We have always talked about it as being a much higher margin division. I think it is 10 points ahead of the US this year. So if the strategy works to take price points lower, what will the margin profile be, especially when you normalize for the move in currency? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Well, let me bracket, Lindsay, the currency piece first and just be clear what we are saying. So the AUR reductions drove sufficient incremental units in local currency to make the overall impact gross margin dollar accretive. We have said previously that the AUR reductions, setting aside currency for a second, we would expect to at least offset by AUC reductions. So that's been our -- I think that is what we have said in prior calls. With regard to currency, we haven't been specific with regard to the ongoing margin effect, but I think you have a pretty good sense of what our gross margins are in Europe and you can apply that rate change effect to the cost of goods component since, as you know, that cost of goods component is denominated in dollars. Lindsay Drucker Mann - Goldman Sachs - Analyst So if we were to normalize for spot rates of currency today, then you talked about the $60 million drag on 2015, what is that? How much more is there left to do if spot rates hold in 2016? And then just a quick follow-up -- are there any additional restructuring savings that we should be looking forward to just to help continue to right size the cost base? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO So, on the first part, Lindsay, netted in the $60 million impact in 2015 is a $15 million hedging benefit. So if rates stayed where they are today rolling into 2016 we would have a further $15 million impact when we exhausted our current hedges. I think the second part of your question was about continuing restructuring actions generally or specific to offsetting the currency impact? Lindsay Drucker Mann - Goldman Sachs - Analyst Do you have more cost savings to announce to offset some of the margin pressures? Or just generally are there more cost savings we can look forward to? 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Well, I think as Arthur put it earlier on in the prepared remarks, we regard ongoing process efficiency and expense reduction as being a way of life going forward. So we are never going to sit here and say we are done. Lindsay Drucker Mann - Goldman Sachs - Analyst Thanks so much. Operator Susan Anderson, FBR Capital Markets. Susan Anderson - FBR Capital Markets - Analyst So it sounds like the logo business in fourth quarter, the impact improved minus 12%. Should we expect about the same in the first half? And then also, could you update us on what percent this business is it now versus last year? Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Hi, Susan, this is Joanne. The logo impact was 12 -- contributed 12 points to our negative 10 comp, which was consistent actually with third quarter. And to your question in terms of penetration to the total business, historically this business has been in the mid to high 20s in terms of penetration to the total business. We've brought that down now to the low to mid teens and we think that is about the right level. So as we move into the -- 2015 we do expect at these levels to have some headwind in the first half of the year, but somewhat abated from where we were Q3 and Q4. And as we get to the back half of 2015 we think that will neutralize. Christos Angelides - Abercrombie & Fitch Co. - President of A&F and abercrombie kids If I could just interject, Susan, for a second, it is Christos. It is one thing talking about the quantity of logo, but what's very important, and something that Fran and I are focused on here, is the quality of the logo. And actually we feel that is more important than getting the relative quantity correct. And that is something we are very focused on. So I just wanted to kind of make that point. In addition, every part of our business is as important as logo, it is important we get that point across to you as well. Dresses are very important, denim is very important. So the time and effort we will be spending on logo we will equally be spending that time and effort on other parts of the assortment. Operator Thomas Filandro, Susquehanna International Group. Thomas Filandro - Susquehanna Financial - Analyst I want to say welcome to Arthur, Christos and Fran. We do look forward to your collective impact alongside with the rest of the team. So I actually -- my question is both from Christos and Fran. So when can we see a definitive impact on the product and the customer experience? And maybe you guys could just tell us what we should be looking for that sort of marks your respective stamps on the brands? Thank you. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Christos Angelides - Abercrombie & Fitch Co. - President of A&F and abercrombie kids So I think the first introductions of new product will happen in back-to-school and moving into Labor Day. So that is the first time you can walk into a store or go onto DTC and see some real difference in the product. From an Abercrombie perspective our priorities are very much focused around design and the product content. And we are making sure that that content reflects trends. So if I can give you an example, we are focusing on the very best prints, the latest prints, whether that is lenticular or sublimated. We are looking at sweater dresses, the 1970s trend. That is product content, but we're also making sure that the variety and styling is different. So in Abercrombie we have never offered zips in jeans before, it is only been -- jeans have only been available in button fly. So you will now be able to purchase zips. We're specifically making sure that products in Abercrombie are original, iconic, new -- and new is a very, very important word here. And also aspirational. So you will see the introduction of hand-painted prints, for example. We are going to make sure that we tap into Abercrombie's heritage and particularly focus on attention to detail, products that hopefully take your breath away. What I do have to make clear though is that in the assortment for back-to-school and Labor Day I am sure we have made mistakes as well as successes and we are quite open about that. We don't know what those mistakes are and we don't know what the successes are either. But either way we will react quickly to rectify either the mistakes or the areas where we have been successful. Fran Horowitz - Abercrombie & Fitch Co. - President of Hollister Hey, Thomas, thanks for the welcome, it is Fran. Just to echo or reiterate a little bit from the Hollister perspective, the teams are working extremely hard on evolving our product. We have tremendous, tremendous opportunity here at the Hollister brand both in logo and non-logo merchandise. We are looking to strike a balance in our assortments between fashion, logo, core, must haves. We are also looking to put together a global assortment here that appeals to our customer around the world. So lots of work in progress here. The teams are really working extremely hard. They are very energized and very excited about what we are doing. Operator Randy Konik, Jefferies. Randy Konik - Jefferies & Company - Analyst I just want to go over just a couple things just on the international side. I think when you spoke about how you are getting of Australia, are there other areas of the world internationally where you have lease terms where you can get out of I guess onerous stores or leases, etc.? Can you kind of go over what the picture looks like there? And then just following up on -- I'm just trying to get a sense of answering the question on where these four wall international margins should sit if we are going to lower pricing. How much lower are we going to potentially lower pricing internationally? And just think -- so we can get a sense of how that four wall margin would look would be very helpful. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

And then lastly, lastly -- when you gave your CapEx guidance for 2015 of $150 million and you gave us the breakdown of what the CapEx was for 2014 in terms of $88 million related to IT, home office, etc., longer-term where should that CapEx number kind of set would be very helpful. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Okay, so let me take the first couple of parts of that, Randy, then maybe Joanne will pick up the last part. Starting with real estate, as we went through Europe and now as we have gone through Asia, wherever we have been able to we have negotiated those country exit options into our leases. So particularly with a market like Australia, which we always knew was a test, we wanted to make sure that if the test didn't perform we had the ability to exit fairly quickly, which is what we have done. I think that is consistent with a long pattern of us being disciplined about knowing when it is time to exit a particular brand or store or operation. So turning to Australia specifically, it was a test, we always knew it would be challenging because of the southern hemisphere component. I think even above and beyond that it was more challenging than we expected. So we decided to exit that market in the last couple of months. With regard to four wall international margins, I will bifurcate that between Europe and Asia. Europe, if you look at 2014, our EBITDA margins were still around 30%, so notwithstanding the comp declines we have seen for several years, still a very healthy cash generative business. We are going to take some impact from that in 2015 and the $60 million of EBIT impact that Joanne referred to is primarily coming within Europe, so you can model that into thinking about the margin rate for Europe. Asia EBITDA margins are currently a little bit lower, but I think we've said consistently over time that we expected more of a build there. In both markets it is important to bear in mind that on top of the store performance our new store openings drive the e-commerce business very significantly. So if you add in the e-com business that European four wall EBITDA margin will do the same in Asia, those margins look relatively more attractive. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO And, Randy, just to follow up on your question regarding the components of our CapEx for 2015. The number for DTC and omni-channel is slightly lower just based on the fact that we had most of the cost of the distribution center here in New Albany in 2014, there will be some of the cost that will carry forward into 2015. But the DTC and the IT spend, omni-channel spend is very consistent in those categories alone. Year over year and combined with the remaining distribution center expense it's about 40% of our CapEx budget for the year. So we continue to prioritize a high percentage of our CapEx spend on that initiative specifically. As you look at new stores, we have about the same spend in new stores with a focus on the growth markets in Asia that Jonathan mentioned earlier. And then also included in our new store build and CapEx are the 11 outlet stores in the US that we announced. There is a higher penetration of CapEx spend in remodels and store conversion and testing. We are investing in our existing store base as well evidenced by the performance we have seen in the Hollister storefronts that we are rolling out. We are also testing new formats for improved customer experience, so there is a little bit -- very small piece of capital for those tests as well. Moving forward on our CapEx budget, I think our position has always been to invest in those projects that generate the highest risk-adjusted return. We maintain a high hurdle for those -- for that and have been consistent in our application of that and the projects in which we invest. I think we continue to see CapEx spend in the range that we have this year -- in the $150 million to $200 million range, we are not thinking differently about that moving forward. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO And, Randy, I just want to come back to the first part of your question. We have very few -- setting aside Australia which we exited or are exiting, we also have the Seoul flagship which we impaired this quarter. Other than those stores we have very few, literally a handful or less, of international stores that are even close to being negative from a cash flow standpoint. Operator Simeon Siegel, Nomura Securities. Simeon Siegel - Nomura Asset Management - Analyst Can you talk about segment margins? Let's leave the international side for a second. You referenced the online investments and the DTC margins compressed, but the US four wall has been showing nice expansion over the past two quarters. I guess how much of the online compression was FX related, how much of the US improvement was outlet versus profit savings? More broadly how should we think about those segment margins playing out over the next year and beyond? And then just a quick clarification on the commentary behind the cost savings versus the increased investment. Does that suggest flat OpEx dollars for next year? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO So, Simeon, I will take the first part. With regard to DTC margins for the quarter, clearly they did come in somewhat below what we had been referencing earlier in the year. There was an FX impact in there; I think it was 100 to 120 basis points of DTC margin for the fourth quarter. Other than that our sales in Europe in the December timeframe were somewhat below what we projected and that was obviously a critical period of time from an overall DTC business standpoint for the quarter. We think that our shipping and some of our promotional messaging was not as effective as it could have been during that timeframe and that caused our DTC volume to come in somewhat below what we expected. We are obviously going to work to better that when we lap that next year. There are also continuing investments which account for some erosion including our configuration to be operative in Asia from an e-com standpoint. We also continue to invest in online marketing to drive the business on a long-term basis. That was the DTC part of the equation; I think part of the question was on the US four wall. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, on the US four wall business, much of that was driven by our profit improvement initiative. We definitely leveraged expense better year over year. But we also were able, particularly in the fourth quarter, to stabilize AUR in the US and our AUC efforts helped drive some margin improvement and we continue to see those opportunities as we move forward. Operator Kimberly Greenberger, Morgan Stanley. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Kimberly Greenberger - Morgan Stanley - Analyst I wanted to ask about e-commerce. Can you comment, with e-commerce still positive in Europe you mentioned there was a large deceleration. And then, Arthur, I think you discussed investments you are making in e-commerce including Europe. Do you think that the investments are sort of just necessary to maintain progress on that platform going forward? Or is there something about the investments that you think could actually cause an inflection in the sales trend there? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Let me take the first part, Kimberly. So international DTC comps were down 5 for the quarter as reflected in the press release. Asia performed relatively well, so Europe was down somewhat more than that down 5. I think as well as some of the headwinds I just referenced we obviously have a significant impact of the logo business in the DTC channel. And to some degree that skews more significantly internationally, so that was certainly weighing on the DTC comp in the fourth quarter. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Kimberly, with respect to your question about the investments in e-com, they are mutually synergistic with our store efforts and you can't really do one today without doing the other. There is no question that our position in e-com is an admirable one in terms of the percentage of our business we do today in e-commerce. But to rest on that particular position is to invite falling behind a competitive set who are moving very quickly in this area. So we will continue to invest in the people and resources necessary to maintain our leading position in e-com both domestically and internationally. Operator Marni Shapiro, Retail Tracker. Marni Shapiro - The Retail Tracker - Analyst I guess a couple of quick questions. Can you just talk about -- you talked about the pricing in Europe and the changes there. As you have open stores in China and to continue to, can you talk about the pricing strategy there? What is the premium there or are you going to roll out the same lower pricing strategy there? And can you also just touch on -- as product begins to improve and you put some muscle behind that improved product in the back -- let's assume back half of the year, will you start to increase marketing to support this? Or are you going to keep kind of a tight hold on the marketing spend for the full year? Fran Horowitz - Abercrombie & Fitch Co. - President of Hollister Hey, Marni, it is Fran. So first, as far as the pricing goes, we are approaching pricing from a global perspective. So as we are moving to bring our pricing closer to our US pricing. That will happen across the world. And as we move towards back to school, you will see that in most of our assortments. As far as the assortment goes, and yes, as we get the muscle behind it as the year progresses, we will make those determinations about marketing as time goes on and we see the customer's acceptance to what we are doing. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Operator Oliver Chen, Cowen and Company. Oliver Chen - Cowen and Company - Analyst Regarding the evolution of product and what we are looking for, what are your thoughts on women's tops and what kind of detail it may take to evolve that category? And then I had a question about as we look for the changes, what is happening with the SKU breadth? Some of the stores we check look like there is quite a wide variety. I am just curious about where you are feeling about good, better, best. And we have noticed some of the fashion product on markdown as well. And then lastly, this is also a predicate question and brand question. Can you just update us on the differentiation amongst the banners and where your head is with the progress you are making there? Thank you. Christos Angelides - Abercrombie & Fitch Co. - President of A&F and abercrombie kids So, it is Christos. So in terms of tops, every category has been treated exactly the same way, and we are giving a lot of attention to each category and its relevance to trends. So I don't want to be specific, Oliver, about the exact changes we are making, other than to say that we are spending a lot of time on attention to detail, fabric, wash and fit, and then making sure they are trend relevant. Each trend relevant garment, though, will be supported by core classics that the Company is known for, and it is important we price those competitively in the market. So that is kind of the overall view of how we are working. In terms of the SKU breadth, sorry, Oliver, do you mean you feel you are seeing a widening of the breadth? Oliver Chen - Cowen and Company - Analyst The breadth has widened, and then we have also seen product which we thought was good fashion like on markdown. So I'm just curious about the hit rate, especially as you innovate and take on more fashion risk, and then also how you are feeling about the state of the breadth or if what we are observing now is indicative of what is going to happen later? Christos Angelides - Abercrombie & Fitch Co. - President of A&F and abercrombie kids Okay, so firstly I can tell you that there are lots of new product opportunities. So in some categories, there will be a widening of the breadth to allow for more choice. In terms of fashion, you are right, the risk does go up but so do the positive returns and the success if you get it right, and that is what we are focused on. Part of our collection is in the fashion business, which means we need to take risks. The most important thing we need to do is have courage to back the winners we feel are going to be successful. If we do that then we will succeed. The third part of the question, I missed that actually. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Brand differentiation. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - President of Hollister I'll jump in -- hi, Oliver. On the brand differentiation question I think our move to a branded organization is one of the best things that we could have done for the Corporation. The teams have been sitting and their seats for less than -- about six months now. And as we see them working every day towards the focus on the brands the differentiation becomes clearer and clearer for them. And the products in time as well will move towards that place. We are very excited about branded; it's going to work in our favor. Operator Paul Lejuez, Wells Fargo. Tracy Kogan - Wells Fargo Securities - Analyst Hey, it's Tracy Kogan filling in for Paul. I wanted to ask about traffic versus ticket internationally. What's been the biggest component of that comp decline and how has it trended this year? And then I just wanted to follow up on something somebody asked about operating expenses. Were you saying that you expect operating expenses to be flattish next year? I guess maybe if you could give a little more detail there. Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I think on the traffic part of the question, Tracy, the consistent biggest driver of the comp declines in our international stores has been traffic. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO And on the operating expense lines, yes we expect it to be flat. We expect the benefits we are seeing from the profit improvement initiative and expense savings to be offset with investments in normalizing our compensation accruals next year primarily and investments in DTC and omni-channel initiatives. So we are investing in our growth areas which will offset our profit improvement initiative and other productivity savings. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO And the only comment to add to that, Tracey, is that since we haven't guided to comp, obviously comp is a significant factor in expense, so where that ends up will drive a component of expense year over year. Operator (Operator Instructions). Dana Telsey, Telsey Advisory Group. Dana Telsey - Telsey Advisory Group - Analyst Arthur, as you talked about productivity as a way of life, what should we be looking for to show the pace of improvement as you go through 2015 and towards 2016? And then, Jonathan, as you think about the continued expense reduction efforts, where are the expense reductions going to be coming from now and do they have the opportunity to be a similar magnitude of what you have achieved in the past? Thank you. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, Dana, I think we haven't been specific typically on a forward-looking basis and I don't think we are ready to give specific numbers today as to what we think the incremental opportunity is. I think it is a continuous process going forward where are going to look to be more efficient in how we operate as a Company. I also don't think at this point we can point to specific areas; there are things that we are looking at. But I think you can just count on it being an ongoing area of focus, part of the Company's way of life as Arthur referenced earlier on. Yes and just to recap, we have hit $250 million of cumulative savings and we have accomplished a huge amount I think over the past 18 months. And I think people across the Company have done an outstanding job of implementing changes to our model that have enabled us to achieve those savings. Operator Richard Jaffe, Stifel. Richard Jaffe - Stifel Nicolaus - Analyst A follow-on question about expenses and then a quick question on the fragrance business. As the expenses continue to contract and the business continues to contract, how much further to you want to go or do you think you need to go to right size the expense structure for the business as you see it today, or as you see it in the near future, in terms of dollars or percent of sales? And then in terms of fragrance, the distribution and the payment schedule for Abercrombie & Fitch. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO So Richard just on the first part, I think as we just said, we really can't give specifics as to quantum how much further we are going to go. I think the important point is there is always opportunity to be more efficient and we're going to continue working on a constant basis to find those opportunities and to take cost out of the business and to be more efficient. But we can't say more than that at this point about specifically where that is going to take us. I'm not sure I understood the second part of your question, Richard. Can you maybe just elaborate on that? Richard Jaffe - Stifel Nicolaus - Analyst How do you get paid by allowing your name to be used in a fragrance that will be distributed in other channels? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Well, we get a license fee from our partner as they sell that product. Operator Dorothy Lakner, Topeka Capital Markets. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Dorothy Lakner - Topeka Capital Markets - Analyst I wondered if you could elaborate a little bit about the outlet opportunity as you continue to build that business. And just talk a little bit about what the mix of that business is, that would be great. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Hey, Dorothy, so we did open a number of outlets during 2014 and, as we referenced in the prepared remarks, we are pleased with the performance of those stores. They're in some of the newer highly productive outlet malls, but even within those malls we are pleased with our performance relative to the mall. I think we are taking a balanced approach to outlet expansion. We want to make sure we maintain an appropriate mix and balance between our full price chain stores and our outlet stores. But we are pleased with how that has unfolded over the past year and we expect to continue expansion in outlet in 2015, particularly in the US. Operator Betty Chen, Mizuho Securities. Betty Chen - Mizuho Securities - Analyst I am sorry if I missed it earlier, but it sounds like the new [holiday] store format is doing well and clearly we are planning to roll that out to more stores in 2015. Could you quantify what was the difference in the performance of those stores versus the rest of the chain? And then my second question was regarding the customer experience or in-store experience. What are some changes that we could be looking for at the store level? And if you could give us some examples of whether that includes retraining of the staff, etc. Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO I can jump in on the performance of the Hollister storefronts. We have consistently seen the storefronts drive incremental traffic over the control stores. So we are seeing double-digit improvements in traffic and mid- to high-single-digit improvement on the sales line, which gives us confidence to commit more capital to that effort in 2015. Fran Horowitz - Abercrombie & Fitch Co. - President of Hollister For the in-store shopping experience, Betty, we have clearly many opportunities to make our experience both easier, more friendly. So we are currently considering all options. We are out talking to our stores trying to understand what the customers are looking for. And specifically, yes, we are looking to retrain our selling associates and that is a work in progress. Christos Angelides - Abercrombie & Fitch Co. - President of A&F and abercrombie kids If I can just give you some specifics, Betty, in Abercrombie on store experience. We are playing around with different variations. We are changing the content of the music, we are looking at different levels of -- at music levels, we are looking at the navigation experience as you go through the store, we're looking at the darkness, we are looking at whether fit rooms should be locked or unlocked. We are looking at the way we lay the product out, whether it should be hanging or flat folded. So we are leaving no stone unturned. We will never find the exact experience that we think is right, it is going to be an evolving process that we will just get better and better and better at. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Operator Mark Altschwager, Robert W Baird. Mark Altschwager - Robert W. Baird - Analyst Can you update us on your thoughts on the wholesale opportunity for each brand, any takeaways from the test so far? And then separately, can you talk a bit more about the store manager incentive plan you referenced earlier? What are the key metrics that the managers will be focused on and how are those different from the prior (inaudible) thank you. Christos Angelides - Abercrombie & Fitch Co. - President of A&F and abercrombie kids Mark, it is Christos, I will pick up the wholesale opportunity. It is very early days. Clearly we have -- the Company has two very strong brands that resonate with consumers. And at some point we want to see if we can leverage the strength of those brands and wholesaling would be one of those opportunities. We have a few things we are looking at, it is not our priority, but it is definitely something we are focused on increasing. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO On the second part of the question, historically our store managers were not incentivized on the performance of the store. So we are implementing a sales based incentive plan for our store managers going forward. Operator Anna Andreeva, Oppenheimer. Unidentified Audience Member Hi, thanks, guys this is (multiple speakers) on for Anna. We were wondering if you could comment on some of the trends you are seeing quarter to date at the brands and if the ports have affected the product or inventory levels going into spring. If you could quantify that, if there is an impact, that would be great. Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, I will take the first part because we generally don't comment on current quarter trends. And I'll toss it over to Jonathan for the port update. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, on the port impact, I think our supply chain teams again have done an outstanding job of managing through that. We don't believe it is had a material impact on our business or even a significant impact on our business. Operator Janet Kloppenburg, JJK Research. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Janet Kloppenburg - JJK Research - Analyst Joanne, if you could clarify on the expense line if you -- if we should we be forecasting MG&A flat in dollars as well in addition to the stores and distribution, that would help. And for Fran and Christos, I was wondering -- could you talk a little bit more about the tops business? I understand that the logo part of that business is down. Perhaps you could talk a little bit about any progress you are seeing in the fashion component of the top category. And if you could help us understand this new very sharp pricing strategy on the basic tees in the stores, the must haves and the essentials and if that strategy is resonating with the consumer. Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO On the MG&A line, Janet, the way to think about that, we do have incremental expense modeled in 2015 related to incentive compensation normalized, having normalized accrual rates on incentive compensation. For the year that is a little over $20 million as a Company. A large portion of that will be in the MG&A line as well as a slight increase in marketing spend as we dedicate more growth to digital marketing. Fran Horowitz - Abercrombie & Fitch Co. - President of Hollister Hi, Janet, it is Fran. To answer your featured question, let's start with the top piece. And just to reiterate kind of where we went before, each and every category that we currently have we are looking at for opportunity. There is clearly a big opportunity in tops and we need to strike a balance, which brings me to your question on the must haves. We are looking to do a good, better, best pricing. We like to give the consumer an opportunity to enter an opening price point for us. So we have had very good success to that so far. And fashion will always be a piece of our business, it's a matter of figuring out what percentage that needs to be. Operator Rick Patel, Stephens. Rick Patel - Stephens Inc. - Analyst Sorry if I missed this, but can you provide more insight on the decline in Europe e-commerce sales? I am curious if there are specific countries where things went south or if it was related to certain product (multiple speakers) or it was a marketing issue -- just some help there. And anything -- any color on what you can do differently specific to that channel as we think about 2015. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Sure, I think what we said earlier was that to begin with the logo impact that we felt across the business certainly weighed on the e-com business in the fourth quarter and so did the international component of that. We also said that we felt we left some business on the table in December in Europe where our promotional and shipping messaging was probably not as compelling as it could have been and that is something we will work to rectify as we lap that in 2015. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Operator (Operator Instructions). Emmanuel Raymond, Nomura Asset Management. Emmanuel Raymond - Nomura Asset Management - Analyst It is a bit unusual for the new CFO to report to the old CFO, so I was wondering if you could explain the reason for that. And then secondly, you were happy to buy back shares above $40. And I wondered why you didn't buy back any shares in the fourth quarter when they were much lower. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Well, Emmanuel, I will speak to your first question. Jonathan is -- may be the old CFO, but he is currently our Chief Operating Officer. And the structure that we have has him responsible for a wide range of functions inside the Company. So that seems to be working very well. I will turn the question on the buyback back to Jonathan. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, I mean, Emmanuel, we have always said that we make decisions on buybacks quarter by quarter taking into account both liquidity and valuation. We don't comment on the specifics of that discussion either in advance or typically after-the-fact. So it is what it is as we go quarter by quarter through the year. Operator John Morris, BMO Capital Markets. John Morris - BMO Capital Markets - Analyst Incentive comp -- I think you had mentioned in the prepared remarks looking to change the incentive comp structure at the store level I think among the managers in order to get them more motivated -- more invested in the business. So if you could give us a little bit more color there and also to the extent that you had tested that at all and what results you've been seeing from that prior (technical difficulty) in place? And is that pretty much going in across the board? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, John, it really wasn't a change in the plan. We've introduced a plan really for the first time that on an ongoing basis will provide incentives for store management based on the performance of their store, primarily measured around the sales performance of the store. So we are doing that on a quarter-by-quarter basis as we go through 2015 which gives us the opportunity to adjust it as we need to to make sure it is being effective in achieving that objective. But we think it is important that the store management has a stake in the performance of their store and that is essentially what we have put in place. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman John, I would only add that we didn't feel the test was necessary because there was a deep belief that engaging our store management teams and the results of their own units would produce positive energy and tangible results over time. So we were all in on going forward with the whole Company right away. 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call

Operator And that does conclude our question-and-answer session and that does conclude our conference call for today. We do thank you for your participation. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thank you. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2015, Thomson Reuters. All Rights Reserved. 5620645-2015-03-04T17:43:09.873 20 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 04, 2015 / 1:30PM, ANF - Q4 2014 Abercrombie & Fitch Co Earnings Call